Exhibit 21.1

WYNDHAM HOTELS & RESORTS, INC.

SUBSIDIARIES OF THE REGISTRANT

The following is a list of the subsidiaries Wyndham Hotels & Resorts, Inc. will have immediately after the completion of the spin-off.

Name	Jurisdiction of Organization
AmericInn International, LLC	Minnesota
AmeriHost Franchise Systems, Inc.	Delaware
Baymont Franchise Systems, Inc.	Delaware
China Co-Prosperity Joint Venture (BVI), Inc.	British Virgin Islands
Creando Servicios S.A.	Argentina
Days Inns Worldwide, Inc.	Delaware
DIHP, Unipessoal, LDA	Portugal
DIW Canada, Inc.	Delaware
DIW Merger Sub, LLC	Delaware
Dolce European Holdings, Inc.	Delaware
Dolce Hotels Limited	United Kingdom
Dolce International (London) Co.	Nova Scotia, Canada
Dolce International (LUX-Canada) S.a.r.l	Luxembourg
Dolce International (LUX-Management) S.a.r.l	Luxembourg
Dolce International (Ontario) Co.	Nova Scotia, Canada
Dolce International Brussels SPRL	Belgium
Dolce International German Management GmbH	Germany
Dolce International Holdings, Inc.	Delaware
Dolce International Management, S.L.	Spain
Dolce International S.a.r.l.	France
Dolce International, Inc.	Delaware
Dolce International/Armonk, Inc.	Delaware
Dolce International/Ashman, Inc.	Delaware
Dolce International/Aspen, Inc.	Delaware
Dolce International/Atlanta, Inc.	Delaware
Dolce International/Basking Ridge, Inc.	Delaware
Dolce International/Crotonville, Inc.	Delaware
Dolce International/Fort Worth, Inc.	Delaware
Dolce International/Indiana, LLC	Delaware
Dolce International/Napa LLC	Delaware

Name	Jurisdiction of Organization
Dolce International/Norwalk, Inc.	Delaware
Dolce International/Palisades, Inc.	Delaware
Dolce International/Potomac, Inc.	Delaware
Dolce International/San Jose, Inc.	Delaware
Dolce International/Seaview, Inc.	Delaware
Dolce International/St. Charles, LLC	Delaware
Dolce International/Wisconsin, LLC	Delaware
Fen Group S.R.L	Argentina
Fen Holdings LLC	Delaware
Fen International Corp.	British Virgin Islands
Fen Southern Brands Ltd.	British Virgin Islands
Fen Worldwide S.R.L.	Uruguay
Hawthorn International, Inc.	Georgia
Hawthorn Suites Franchising, Inc.	Georgia
HJ Flavors, Inc.	Delaware
Howard Johnson International, Inc.	Delaware
Knights Franchise Systems, Inc.	Delaware
Microtel Inns and Suites Franchising, Inc.	Georgia
Microtel International, Inc.	Georgia
Moonlight Franchisor, Inc.	Delaware
PBW Franchisor, LLC	Delaware
PH Franchisor, Inc.	Delaware
Ramada International, Inc.	Delaware
Ramada Worldwide Inc.	Delaware
RHS Beverage, Inc.	Texas
Rio Mar Associates L.P., S.E.	Delaware
Rio Mar Community Association, Inc.	Puerto Rico
Rio Mar Holdings LLC	Delaware
Rio Mar Partner, LLC	Delaware
Rio Mar Resort — MTG Company, LLC	Delaware
Rio Mar Resort — WHG Hotel Property, LLC	Delaware
Rio Mar-GP, LLC	Delaware
RM Wastewater Co., Inc.	Puerto Rico
RRI Franchisor, Inc.	Delaware
Silverado F&B, LLC	Delaware
Super 8 Worldwide, Inc.	South Dakota

Name	Jurisdiction of Organization
Three Rivers Hospitality, LLC	Minnesota
TMH Worldwide, LLC	Delaware
Travelodge Hotels, Inc.	Delaware
TRC Franchisor, Inc.	Delaware
TRYP Hotels Worldwide, Inc.	Delaware
U.S. Franchise Systems, Inc.	Delaware
Vacation Network Group (Hong Kong) Limited	Hong Kong
WHG (BVI) Inc.	British Virgin Islands
WHG (Germany) GmbH	Germany
WHG (Ireland) Hotels Unlimited Company	Ireland
WHG (Jersey) I Unlimited	Jersey, Channel Island
WHG (Jersey) II Limited	Jersey, Channel Island
WHG (Jersey) Limited	Jersey, Channel Island
WHG Australia Pty Ltd.	Australia
WHG BB Sub, Inc.	Delaware
WHG Brasil Hotelaria Ltda.	Brazil
WHG Canada Holding Corp.	Delaware
WHG Caribbean Holdings Inc.	Delaware
WHG Finance Holdings, LLC	Delaware
WHG Franchisor, LLC	Delaware
WHG Hospitality, Inc.	Delaware
WHG Hotel Management, Inc.	Delaware
WHG JV Partner, LLC	Delaware
WHG Middle East Limited	United Kingdom
WHG Turkey Otel Hizmetleri Limited Sirketi	Turkey
WHGHM Revere LLC	Delaware
WHM Bahamas Ltd.	Bahamas
WHM Canada Inc.	New Brunswick, Canada
WHM Carib, LLC	Delaware
WHM Dominican Republic, SRL	Dominican Republic
WHM Revere LLC	Delaware
WHM St. Thomas, Inc.	U.S. Virgin Islands
Wingate Inns International, Inc.	Delaware
Worldwide Sourcing Solutions, Inc.	Delaware
Wyndham Asia Caribbean Holdings Ltd.	Jersey, Channel Island
Wyndham Bonnet Creek Hotel, LLC	Delaware

Name	Jurisdiction of Organization
Wyndham Finance	United Kingdom
Wyndham Franchisor, LLC	Delaware
Wyndham Hotel Asia Pacific Co. Limited	Hong Kong
Wyndham Hotel Group (France) SARL	France
Wyndham Hotel Group (UK) East Limited	United Kingdom
Wyndham Hotel Group (UK) Limited	United Kingdom
Wyndham Hotel Group Canada, ULC	Nova Scotia, Canada
Wyndham Hotel Group Caribbean Corporation	Delaware
Wyndham Hotel Group Costa Rica, Limitada	Costa Rica
Wyndham Hotel Group Europe Limited	United Kingdom
Wyndham Hotel Group International (EAST), Inc.	Delaware
Wyndham Hotel Group, LLC	Delaware
Wyndham Hotel Hong Kong Co. Limited	Hong Kong
Wyndham Hotel Management (Beijing) Co., Ltd.	China
Wyndham Hotel Management de Mexico, S. de. R.L. de C.V.	Mexico
Wyndham Hotel Management, Inc.	Delaware
Wyndham Hotels & Resorts, Inc.	Delaware
Wyndham Hotels and Resorts Canada, Inc.	New Brunswick, Canada
Wyndham Hotels and Resorts, LLC	Delaware
Wyndham Properties S.a.r.l.	Luxembourg
Wyndham Rewards, Inc.	Delaware
Wyndham Technical Services, LLC	Delaware
Wyndham Worldwide Netherlands B.V.	Netherlands

WYNDHAM HOTELS & RESORTS, INC.

CORPORATION ASSUMED NAMES REPORT

Entity Name	Assumed Name
Dolce International, Inc.	Dolce Hotels and Resorts

Hawthorn Suites Franchising, Inc.	Hawthorn Suites by Wyndham

Microtel Inns and Suites Franchising, Inc.	Microtel Inn & Suites by Wyndham Microtel Inn by Wyndham Microtel Inns & Suites by Wyndham MISF

TRC Franchisor, Inc.	The Registry Collection Hotels

TRYP Hotels Worldwide, Inc.	TRYP TRYP by Wyndham TRYP Hotels TRYP Hotels Worldwide

WHM Revere LLC	Wyndham Hamilton Park Hotel and Conference Center

Wingate Inns International, Inc.	Wingate by Wyndham

Wyndham Bonnet Creek Hotel, LLC	Blue Harmony Spa Wyndham Grand Orlando Resort Bonnet Creek

Wyndham Hotel Management, Inc.	Wyndham Management Company Wyndham Orlando Resort

Wyndham Hotels and Resorts, LLC	Wyndham Garden Wyndham Grand

WHG Hotel Management, Inc.	Wyndham Midtown 45 Hotel

Wyndham Rewards, Inc.	WynRewards

Worldwide Sourcing Solutions, Inc.	Wyndham Worldwide Strategic Sourcing Strategic Sourcing